Exhibit (h)(17)

FIFTH AMENDMENT TO

THE SECURITIES LENDING AND SERVICES AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH TRUST MANAGED BY

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.,

ON BEHALF OF ITS RELEVANT SERIES LISTED ON APPENDIX A,

This Fifth Amendment (“Amendment”) dated as of February 9, 2018 is between each trust managed by Deutsche Investment Management Americas Inc., (the “Trust”) on behalf of its relevant series listed on Appendix A, (the “Borrower”) and State Street Bank and Trust Company (“State Street”).

WHEREAS, the Trust, on behalf of the Borrower, and State Street have entered into a Securities Lending and Services Agreement, dated July 10, 2013, as amended and as in effect on the date of this Amendment (the “Agreement”);

NOW THEREFORE, the Trust, on behalf of the Borrower, and State Street hereby agree to amend the Agreement as follows:

1.       Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.                  Amendments. Section 12.1(i) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(i) if the Borrower materially breaches the terms of any other contract, agreement or instrument entered into between the Borrower and State Street or any of its Affiliates or an event of default with respect to the Borrower occurs under any such other contract, agreement or instrument that results in the acceleration of the terms thereof;”

3.                  Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

4.                  Effective Date. This Amendment shall be effective as of the date first set forth above.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereby execute this Amendment, as of the date first set forth above, by their duly authorized officers by affixing their signatures below.

EACH TRUST MANAGED BY

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., ON BEHALF OF ITS RELEVANT SERIES LISTED ON SCHEDULE C, ACTING SEVERALLY AND NOT JOINTLY

By: /s/ Sheila Cadogan

Name: Sheila Cadogan

Title: Assistant Treasurer

STATE STREET BANK AND TRUST COMPANY By: /s/ John P. McGuin Name: John P. McGuin Title: Managing Director

Appendix A

DEUTSCHE SECURITIES TRUST

Deutsche MLP & Energy Infrastructure Fund